EXHIBIT 15.1

Deloitte Accountants B.V. Orlyplein 10 1043 DP Amsterdam P.O.Box 58110 1040 HC Amsterdam Netherlands Tel: +31 (20) 582 5000 Fax: +31 (20) 582 4026 www.deloitte.nl

To the Supervisory Board and Shareholders of

ASM International N.V.

Versterkerstraat 8

1322 AP

Almere, the Netherlands

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements on Form S-8 (Nos. 033-07111, 033-07109, 333-87262, 333-11060, 033-06184, 033-06185, 033-06186, 033-78628 and 033-93026) and on Form F-3 (Nos. 333-08080, 333-11502, and 333-11234) of our reports dated March 20, 2009, relating to the financial statements of ASM International N.V. and the effectiveness of ASM International N.V.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of ASM International N.V. for the year ended December 31, 2008.

Deloitte Accountants B.V. Amsterdam, the Netherlands, March 20, 2009

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.	Member of Deloitte Touche Tohmatsu